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                                                                   EXHIBIT 4-u



                    GENERAL RELEASE AND SETTLEMENT AGREEMENT


     The parties to this General Release and Settlement Agreement (the "Agreement") are Dominic Salvati ("Salvati") and DDL Electronics, Inc. ("DDL") who agree and state that:

     (A) Salvati is a former employee of DDL;

     (B) Salvati has asserted that he is entitled to certain benefits claims under the DDL Supplemental Retirement Plan ("SRP");

     (C) DDL has denied that any such benefits are owed to Salvati under the SRP; and

     (D) All parties desire to fully and finally settle and resolve their differences without further expense.

     THEREFORE, based on the following promises contained herein, Salvati and DDL hereby agree as follows:

     SECTION 1. ISSUANCE OF RESTRICTED COMMON STOCK; NEGOTIATION OF CONSULTING AGREEMENT

     (a) DDL agrees to issue to Salvati and Salvati agrees to accept, subject to the conditions set forth herein, 20,000 Shares (the "Shares") of DDL's unregistered common stock as a full and final settlement of this dispute.

     (b) DDL and Salvati also agree to negotiate in good faith and enter into a contract, within 30 days of the execution of this Agreement, whereby Salvati shall provide consulting services to DDL in exchange for valuable consideration (the "Consulting Agreement"). The execution and delivery of this Consulting Agreement shall not constitute a condition precedent to the effectiveness of any of the agreements, releases, representation, warranties or other terms of this Agreement. DDL and Salvati further agree that the failure of Salvati and DDL, or their designated representatives, to conclude this Consulting Agreement in accordance with the foregoing shall not constitute a breach of this Agreement unless the failure to execute and deliver the Consulting Agreement results from the bad faith of any of the parties thereto; PROVIDED, HOWEVER, at all times all other agreements, releases, representations, warranties and other terms of this Agreement shall remain in full force and effect and shall be considered severable and distinct from the provisions of this Section 1(b).

     SECTION 2. TAXES. Salvati understands and agrees that any and all tax obligations, whether to any state or local government or to the Internal
Revenue Service, regarding these Shares is exclusively his, and he hereby expressly holds harmless and releases DDL from any such obligation for the payment of same. Salvati hereby acknowledges that DDL has provided no advice or representations regarding the taxability of said Shares.

     SECTION 3. RELEASE. Salvati on behalf of himself and his executors, legatees, devisees, administrators, successors and assigns, does hereby forever release and discharge DDL and all their current and former officers, directors, stockholders, agents, lawyers, employees, assigns,

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insurers, successors-in-interest, and all their parent, affiliated and subsidiary entities and all persons acting by, through under or in concert with any of them (collectively the "Releasees"), from any and all claims, causes of action, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses, liabilities and demands of whatever kind and character known or unknown, suspected or unsuspected which Salvati now has, owns or holds, or claims to have, own or hold, or which Salvati at any time heretofore had owned or held, or claimed to have had, owned or held, or which Salvati at any time hereafter may have, own or hold, or claim to have, own or hold, against any of the Releasees arising prior to the execution hereof ("Claim" or "Claims"). This Release includes all claims for attorneys' fees, disbursements, expenses, which attorneys' fees, disbursements and expenses are the sole obligation of Salvati.

     SECTION 4. COVENANTS, REPRESENTATIONS AND WARRANTIES BY SALVATI REGARDING THE SHARES; REGISTRATION OF THE SHARES BY DDL.

     (a) The Shares granted hereunder have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and are being granted in reliance on one or more exemptions from registration requirements thereunder; and Salvati, as holder of the Shares, agrees that he will make no offer, sale, pledge, hypothecation or other transfer or disposition of the Shares in violation of the Act, any rules of the SEC, any state securities law or this Agreement, and will not offer, sell, mortgage, pledge or otherwise dispose of the Shares granted hereunder unless, in the opinion of counsel for DDL, registration under applicable federal or state securities laws is not required.

     (b) Salvati has been advised by DDL, and understands, that Salvati must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and DDL is under no obligation to register the Shares except as set forth in paragraph (g) below. Therefore, the Shares must be held by Salvati unless they are subsequently registered under the Act or an exemption from such registration is available for the transfer of the Shares.

     (c) Salvati represents that the Shares are being acquired solely for Salvati's own account and not with a view to, or for resale in connection with, any "distribution" (as that term is used in Section 2(11) of the Act) of all or any portion thereof.

     (d) Salvati further understands that a stop-transfer order will be placed on the books of DDL and/or its stock transfer agent(s) regarding the certificate representing the Shares issued hereunder, and such certificate representing the Shares shall bear, until such time as the Shares have been registered under the Act or shall have been transferred in accordance with an opinion of counsel, the following legend or one substantially similar thereto:

            THE SECURITIES REPRESENTED BY THIS COMMON STOCK SHARE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO DDL ELECTRONICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

plus any legend required by any state securities law.

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     (e)  Salvati understands that the offer and sale of the Shares are not being registered under the Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Act, and that DDL is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein.

     (f) Salvati agrees to indemnify and hold DDL, its officers, directors, stockholders or any other person who may be deemed in control of DDL harmless from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the representations, warranties or statements or the breach of any of the agreements contained herein, and this indemnification shall survive the execution and delivery of this Agreement.

     (g) DDL agrees to register the Shares under the Act and any applicable state securities laws by including the Shares in any registration statement that is prepared in connection with the registration of DDL's common stock underlying certain warrants (the "SRP Warrant Stock") issued by DDL pursuant (to?) [sic] certain Warrant and Contingent Payment Agreements dated on or about September 1, 1995 among DDL and the participants in the SRP (the "SRP Warrant Agreement"). Registration of the Shares shall occur only when the company registers the SRP Warrant Stock in accordance with the terms of the SRP Warrant Agreement, and Salvati shall have no other independent right to cause DDL to register his Shares.

     SECTION 5. ALL DISPUTES. Salvati hereby acknowledges that he has read and understood and now expressly waives any and all rights under Section 1542 of the California Civil Code, which reads in full as follows:

            "Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

Salvati now again acknowledges that he is releasing unknown claims and waives all rights he may have under California Code Section 1542 or any similar federal, state or other law.

     SECTION 6. NO TRANSFER. Salvati represents and warrants that he has not heretofore assigned or transferred, or purported to have assigned or transferred, to any firm, corporation, entity or person, any Claim released herein. Salvati agrees to indemnify, defend and hold DDL harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer of any claims or any portion thereof of interest therein.

     SECTION 7. NO ADMISSION. Salvati understands and agrees that neither the payment or promise of consideration, nor the execution of this Agreement shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by DDL or its employees, officers, directors or stockholders. DDL expressly denies it has committed any alleged wrongdoing.

     SECTION 8. CONFIDENTIALITY. Salvati represents that he has not to date disclosed to anyone the terms or substance of any part of the negotiations between he and DDL or the terms or substance of any part of this Agreement. Salvati further represents that he shall not disclose to anyone the facts or circumstances giving rise to this Agreement, or the terms or substance of

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any part of this Agreement except to (a) individuals providing Salvati specific advice (such as accountants or lawyers) who reasonably must be informed of its terms, (b) his spouse, or (c) as may be compelled by law. Any such individual to be provided with information concerning this Agreement and settlement shall be informed of this confidentiality provision by Salvati and agree to comply with it.

     SECTION 9. NO PARTICIPATION IN OTHER CLAIMS. Salvati agrees that, unless compelled by legal process, he will not aid or encourage any current, former or future employee, officer, director, participant or independent contractor of DDL in connection with the pursuit of any claim or dispute against DDL regarding the issues involved in this Agreement. Salvati further agrees that, unless expressly requested in writing to do so by DDL, he will not voluntarily involve himself in any way with respect to any claim or dispute by any current, former, or future employee, officer, director, participant or independent contractor of DDL, or by any other third party, against DDL regarding the issues involved in this litigation.

     SECTION 10. NO FURTHER EMPLOYMENT. Salvati understands and agrees that he will not be employed by DDL and is not to apply or otherwise seek such employment except as provided for in the Consulting Agreement.

     SECTION 11. INVALID PROVISIONS. If any provision of this Release and Settlement Agreement is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable unless the provision found to be unenforceable is of such material effect that this Agreement cannot be performed in accordance with the intent of the parties in the absence thereof.

     SECTION 12. ENTIRE AGREEMENT. No promise, inducement or agreement other than that expressed herein has been made by either party. This Release and Settlement Agreement constitutes a single integrated contract expressing the entire Agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties hereto concerning the subject matter hereof, except the provisions set forth in this Agreement. This Agreement may be executed in one or more counterparts, all of which shall constitute a single original.

     SECTION 13. AMENDMENTS. This Agreement can be amended, modified, or terminated only by a writing executed by all parties.

     SECTION 14. COMPETENCY. Salvati represents that he is in good health and fully competent to manage his business affairs, that he has carefully read this document, that he understands all of its contents, that he had the opportunity to consult with his lawyer and that he has executed this Release and Settlement Agreement freely and voluntarily. Salvati represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by DDL or by any of its agents, representatives or attorneys with regard to the subject matter or the effect of this Agreement or otherwise.

     SECTION 15. GOVERNING LAW. Except as may be governed by the Employee Retirement Income Security Act, it is expressly agreed and understood that this Agreement and any interpretation thereof, or any dispute or disagreement arising hereunder shall be governed by the laws of the State of California as such laws exist and are interpreted on the date of this

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Agreement.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

     SECTION 16. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, assigns, and successors-in-interest of Salvati and DDL.

     SECTION 17. MISCELLANEOUS. If any litigation is commenced by either party to this Agreement to enforce any of the provisions hereof, the prevailing party shall be entitled to a reasonable sum as and for reasonable attorneys' fees and costs of suit. In addition, DDL by signature below, stipulates and agrees to submit to the jurisdiction of the State of California, County of San Diego Superior Court for any action by Salvati to enforce this Agreement. Salvati stipulates and agrees to submit to the reasonable jurisdiction venue as selected by DDL for any action by it to enforce this Agreement.

     PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


AGREED AND ACCEPTED:


Dated August 30, 1995                   /s/ Dominic Salvati
                                        -------------------------------
                                        DOMINIC SALVATI


                                        DDL Electronics, Inc.


Dated  August 24, 1995                  By:/s/  Don A. Raig
                                           ----------------------------
                                        DON A. RAIG
                                        CHIEF OPERATING OFFICER